EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 Nos. 333-97803) pertaining to Coca-Cola Enterprises Bargaining Employees’ 401(k) Plan of our report dated June 23, 2010, with respect to the financial statements and supplemental schedules of the Coca-Cola Enterprises Bargaining Employees’ 401(k) Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2009.

/S/   BANKS, FINLEY, WHITE & CO.

June 23, 2010
College Park, Georgia